Exhibit 99.2

NOTE

Date of Note:	November 27, 2018

Amount of Note:	$4,500,000.00

Maturity Date:	November 27, 2028

Interest Rate:	5.090% per annum.

FOR VALUE RECEIVED, the undersigned (the “Maker”), having an address as indicated under it’s name, hereby promises to pay on the Maturity Date to the order of CITIBANK, N. A. (the “Bank”) at its offices at 601 Lexington Avenue, 21st Floor, New York, New York 10022 or at such other place as the holder hereof may from time to time designate in writing, in immediately available New York funds, the Amount of Note together with interest on the Amount of Note at the Interest Rate (interest due under this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed) by payment of equal monthly installments of principal and interest in the amount of $30,105.84 commencing on December 27, 2018 and on the 27th day of each month thereafter until the Maturity Date, at which time the unpaid balance of the Amount of Note shall be due and payable with all accrued but unpaid interest. Each of said payments shall be applied first to payment of accrued interest on the unpaid balance of the Amount of Note and the balance thereof to the reduction of said Amount of Note. A late payment of 4% of any principal or interest payment made more than 15 days after the due date thereof shall be due with any such late payment. The Bank may charge any account of the Maker for such payments.

This Note is secured by, among other things, a Mortgage and Security Agreement of even date herewith (the “Mortgage”) made by the Maker to the Bank encumbering, among other things, the property located as indicated below and more particularly described in the Mortgage; all of the covenants, conditions and agreements of the Mortgage being made a part hereof by this reference.

It is expressly agreed that, upon the failure of the Maker to timely make any payment due hereunder after any applicable grace period or upon the happening of any “Event of Default” under the Mortgage, the principal sum hereof, or so much thereof as may be outstanding, together with accrued interest and all other expenses, payable by Maker under the Mortgage, including, but not limited to reasonable attorneys’ fees for legal services incurred by the holder hereof in collecting or enforcing payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions, shall immediately become due and payable at the option of the holder of this Note, notwithstanding the Maturity Date set forth herein. Upon the stated or accelerated maturity of this Note, the Maker agrees that this Note shall bear interest at a per annum rate of 3% in excess of the Interest Rate until the principal is fully paid.

Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law. If at any time the rate of interest otherwise prescribed herein shall exceed such maximum rate, and such prescribed rate is thereafter below such maximum rate, the prescribed rate shall be

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increased to the maximum rate for such period of time as is required so that the total amount of interest received by the Bank is that which would have been received by the Bank, except for the operation of the first sentence hereof.

Prepayment: This Note may be prepaid, in whole or in part, at any time, in a minimum amount of the lesser of (a) $100,000 or (b) ten (10%) percent of the unpaid principal balance of this Note, upon at least ten (10) days’ prior written notice to the Bank, subject to the following:

(i)         In the event Maker prepays in whole or in part, whether voluntarily or involuntarily, all or a portion of the principal amount hereof, whether with the consent of the Bank, because of acceleration or otherwise, Maker shall pay to the Bank, as liquidated damages with respect to interest shortfalls (and not as a penalty) a fee (the “Liquidated Damages”), payable at the time of such prepayment , equal to the present value (“PV”) of the Monthly Revenue Shortfall, if any over the remaining term of the Loan; such PV will be determined at the Liquidation Rate and calculated for the months from the Prepayment Date to the Maturity Date in accordance with the following formula: [PV = [P x (R-T)] x [ (1-(1 + T)–n) / T] where R = the Fixed Rate; T = the Liquidation Rate; n = the number of months from the Prepayment Date to the Maturity Date; and P = the Principal Prepayment Amount. In the case of a partial prepayment of the principal balance, the calculation of the fee described above shall be made only with respect to that portion which has been prepaid.

“Prepayment Date” means the date on which the unpaid principal balance of the Loan, in whole or in part, is prepaid.

“Monthly Revenue Shortfall” means an amount determined by subtracting the “Liquidation Rate” from the “Fixed Rate,” and multiplying such difference, if positive, by the “Principal Prepayment Amount”.

“Fixed Rate” means one-twelfth (1/12) of the sum of the ISDA Swap Rate plus 6.25 basis points as determined by the Bank to be in effect on the closing date of the Loan for the number of years closest to the original term of this Note.

“Liquidation Rate” means one-twelfth (1/12) of the result of the ISDA Swap Rate less 6.25 basis points as determined by the Bank to be in effect on the Prepayment Date for the number of years closest to the unexpired term of this Note.

“Principal Prepayment Amount” means the amount of the unpaid principal balance of this Note that was so prepaid.

“ISDA Swap Rate” means the International Swaps and Derivatives Association mid-market par swap rate (interpolated, if necessary, to provide a rate for maturities not quoted), as published by the Board of Governors of the Federal Reserve System in the Federal Research Statistical Release H.15(519) or, if unavailable, such other substantially

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equivalent swap rate or index published by a quoting service or commonly available reporting source available to or utilized by the Bank.

(ii)         A certificate as to the amount of any such Liquidated Damages, setting forth the basis for such Liquidated Damages prepared by the Bank and submitted to Maker, shall be conclusive (absent manifest error) as to the matters set forth herein and the Loan shall not be deemed to have been fully paid or satisfied until all such Liquidated Damages shall have been paid. Maker shall have the right to prepay the Loan in whole or in part only upon payment of the applicable Liquidated Damages.

For purposes of this prepayment provision, a payment shall be considered a prepayment of principal whether such payment is made by voluntary payment, acceleration of the maturity date of this Note, or otherwise.

The Maker agrees that it shall be bound by any agreement extending the time or modifying the above terms of payment, made by the Bank and the owner or owners of the property affected by the Mortgage, whether with or without notice to the Maker, and the Maker shall continue to be liable to pay the amount due hereunder, but with interest at a rate no greater than the Interest Rate, according to the terms of any such agreement of extension or modification.

This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, the Maker agrees to pay, in addition to the principal, premium and interest due and payable hereon, all costs of collection or attempting to collect this Note, including reasonable attorneys’ fees and expenses.

Time is of the essence as to all dates set forth herein, provided, however, that whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday or the equivalent for banks generally under the laws of the State of New York (any other day being a “Business Day”), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

All parties to this Note, whether Maker, principal, surety, guarantor, or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when mailed, postage prepaid, by registered or certified mail, return receipt requested, to any party hereto at its address stated herein or at such other address of which it shall have notified the party giving such notice in writing as aforesaid.

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The Maker hereby waives, to the extent permitted by law, the right to trial by jury in any action, proceeding or counterclaim related to this Note.

This Note is to be construed and enforced in accordance with the laws of the State of New York.

ENZO REALTY II, LLC

By:
Barry Weiner
Authorized Signatory

Location of Property:	Address of Maker:
21 Executive Boulevard	10 Executive Boulevard
Farmingdale, NY 11735	Farmingdale, NY 11735
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